UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2006

San Juan Basin Royalty Trust
(Exact name of registrant as specified in the
Amended and Restated San Juan Basin Royalty Trust Indenture)

Texas	1-8032	75-6279898
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification Number)

Compass Bank, Trust Department		76116
2525 Ridgmar Boulevard, Suite 100		(Zip Code)
Fort Worth, Texas
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (866) 809-4553
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On April 18, 2006, the San Juan Basin Royalty Trust (the “Trust”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing, among other things, a monthly cash distribution to the holders of its units of beneficial interest of $8,450,288.74, or $0.181302 per unit, based principally upon production during the month of February 2006.
Item 8.01 Other Events.
     On March 24, 2006, Compass Bancshares Inc. (“Compass”) completed its acquisition of TexasBanc Holding Co. (“TexasBanc”), the parent company of TexasBank. As a result of the acquisition, TexasBank merged with Compass Bank, a subsidiary of Compass, on March 24, 2006, and Compass Bank succeeded TexasBank as Trustee under the terms of the Amended and Restated Royalty Trust Indenture governing the Trust.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
99.1	Press release, dated April 18, 2006.
     In accordance with general instruction B.2 to Form 8-K, the information in Item 2.02 of this Form 8-K shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS BANK, AS TRUSTEE FOR THE SAN JUAN BASIN ROYALTY TRUST (Registrant)
By:	/s/ Lee Ann Anderson
Lee Ann Anderson
Vice President and Trust Officer

Date: April 19, 2006
(The Trust has no directors or executive officers.)